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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) or (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


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
      LOCAL FINANCIAL CORPORATION                  LOCAL FINANCIAL CAPITAL TRUST I
     (Exact name of Registrant as               (Exact name of Registrant as specified
       specified in its charter)                      in its trust certificate)

               DELAWARE                                        DELAWARE
    (State or other jurisdiction of                (State or other jurisdiction of
    incorporation or organization)                  incorporation or organization)

              65-0424192                                      73-6316032
 (I.R.S. Employer Identification No.)            (I.R.S. Employer Identification No.)

                          ----------------------------
                              3601 N.W. 63RD STREET
                          OKLAHOMA CITY, OKLAHOMA 73116

        (Address, including zip code, and telephone number, including area code, of Registrants' principal executive offices)

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
If this Form relates to the registration of a class of              If this Form relates to the registration of a class of
securities pursuant to Section 12(b) of the Exchange Act and        securities pursuant to Section 12(g) of the Exchange Act and
is effective pursuant to General Instruction A.(c), please          is effective pursuant to General Instruction A.(d), please
check the following box. |_|                                        check the following box. |X|


Securities Act registration statement file number to which this Form relates:
No. 333-68372

Securities to be registered pursuant to Section 12(b) of the Act:  None

Securities to be registered pursuant to Section 12(g) of the Act:

___% Cumulative Trust Preferred Securities of Local Financial Capital Trust I
___% Junior Subordinate Debentures of Local Financial Corporation
Guarantee of Local Financial Corporation with respect to the Trust Preferred Securities


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ITEM 1.    DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

         The information relating to the Registrants' securities required by
Item 202 of Regulation S-K is hereby incorporated by reference to the information presented under the captions "Description of the Preferred Securities," "Description of the Debentures," "Description of the Guarantee" and "Relationship Among the Preferred Securities, the Debentures, and the Guarantee" in the Registrants' Registration Statement on Form S-3 (Registration No. 333-68372) filed with the Commission on August 24, 2001 (the "Form S-3), and the same sections in the Prospectus to be filed pursuant to Rule 424(b) which are deemed to be incorporated by reference herein.

ITEM 2.       EXHIBITS

4.1 Form of Indenture of Local Financial Corporation relating to the Junior Subordinated Debentures.(1)

4.2 Form of Certificate of Junior Subordinated Debentures (included as Exhibit A to Exhibit 4.1)

4.3   Certificate of Trust of Local Financial Capital Trust I.(2)

4.4   Declaration of Trust of Local Financial Capital Trust I.(3)

4.5 Form of Amended and Restated Declaration of Trust of Local Financial Capital Trust.(4)

4.6 Form of Preferred Security Certificate of Local Financial Capital Trust I (included as an exhibit to Exhibit 4.5).

4.7 Form of Preferred Securities Guarantee Agreement of Local Final Capital Trust I.(5)

4.8 Form of Agreement as to Expenses and Liabilities of Local Financial Capital Trust I (included as Exhibit C to Exhibit 4.7)









-------------------------
(1)  Incorporated by reference to Exhibit 4.1 to the Form S-3.
(2)  Incorporated by reference to Exhibit 4.3 to the Form S-3.
(3)  Incorporated by reference to Exhibit 4.4 to the Form S-3.
(4)  Incorporated by reference to Exhibit 4.5 to the Form S-3.
(5)  Incorporated by reference to Exhibit 4.7 to the Form S-3.


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                                    SIGNATURE


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                LOCAL FINANCIAL CORPORATION

Date: August 28, 2001           By /s/ Alan L. Pollock
                                   --------------------------------------------
                                   Alan L. Pollock, Senior Vice
                                   President, Secretary and General Counsel



                                LOCAL FINANCIAL CAPITAL TRUST I

Date: August 28, 2001           by: /s/ Edward A. Townsend
                                   --------------------------------------------
                                   Edward A. Townsend, Administrative Trustee


                                By: /s/ Jan A. Norton
                                   --------------------------------------------
                                   Jan A. Norton, Administrative Trustee

                                By: /s/ Richard L. Park
                                   --------------------------------------------
                                   Richard L. Park, Administrative Trustee